UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Dankon Corporation

(Exact name of registrant as specified in its charter)

Wyoming	7372
State or Other Jurisdiction of	Primary Standard Industrial
Incorporation or Organization	Classification Code Number
35-2875157
IRS Employer
Identification Number

Edgar Ulises Rodriguez Velazquez

President and Chief Executive Officer

66 W Flagler Street Suite 900,

Miami, Florida, 33130

Tel: +1-810-580-3677

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer: -

Accelerated filer: -

Non-accelerated filer: -              (Do not check if a smaller reporting company)

Smaller reporting company: X

Securities to be Registered	Amount to be Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock:	4,000,000	$0.025	$100,000	$15.50

 (1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

(3) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dankon Corporation

4,000,000 SHARES OF COMMON STOCK

$0.025 PER SHARE

This is the initial offering of common stock of Dankon Corporation and no public market currently exists for the securities being offered. We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.025 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our Edgar Ulises Rodriguez Velazquez will attempt to sell the shares. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have more than nominal operations.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to his for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.025 per share for a period of three hundred and sixty (360) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (360 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Dankon Corporation is a recently organized company and as of the day of this filing we have been involved primarily in organizational activities. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Dankon Corporation, which includes a statement expressing a doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 15 BEFORE BUYING ANY SHARES OF DANKON CORPORATION’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED APRIL 30, 2025

TABLE OF CONTENTS

PROSPECTUS SUMMARY	-5-
THE OFFERING	-6-
SUMMARY FINANCIAL INFORMATION	-7-
RISK FACTORS	-7-
FORWARD-LOOKING STATEMENTS	-15-
USE OF PROCEEDS	-16-
DETERMINATION OF OFFERING PRICE	-16-
DIVIDEND POLICY	-17-
DILUTION	-17-
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	-18-
DESCRIPTION OF BUSINESS	-21-
BANKRUPTCY OR SIMILAR PROCEEDINGS	-26-
REORGANIZATIONS, PURCHASE OR SALE OF ASSETS	-26-
COMPLIANCE WITH GOVERNMENT REGULATION	-26-
EMPLOYEES AND EMPLOYMENT AGREEMENTS	-27-
LEGAL PROCEEDINGS	-27-
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	-27-
EXECUTIVE COMPENSATION	-29-
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	-29-
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	-30-
PLAN OF DISTRIBUTION	-30-
DESCRIPTION OF SECURITIES	-32-
COMMON STOCK	-32-
PREFERRED STOCK	-33-
WARRANTS	-33-
OPTIONS	-33-
CONVERTIBLE SECURITIES	-33-
LEGAL OPINION	-33-
EXPERTS	-33-
INTERESTS OF NAMED EXPERTS AND COUNSEL	-33-
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	-33-
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	-34-
FINANCIAL STATEMENTS	-35-
SIGNATURES	-47-

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “DANKON” REFERS TO DANKON CORPORATION THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

Dankon Corporation

We are a newly organized company, an innovative online platform designed for a wide range of users, from businesses to individuals, ensuring that everyone can elevate their congratulations. We offer a powerful tool for crafting personalized congratulations messages. Our sole officer and director, Edgar Ulises Rodriguez Velazquez, has the experience and needed skills for such work. Mr. Rodriguez’s only occupation at the moment is managing the business processes of Dankon Corporation.

Dankon Corporation was incorporated in Wyoming on November 11, 2024. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Our financial statements as at February 28, 2025, report no revenues and net loss of $6,230. To implement our plan of operations we require a minimum of $15,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate any revenue in the first twelve months after completion of our offering or ever generate any revenue.

As of February 28, 2025 we have developed our business plan for a period of twelve months, registered the domain name for our website and filled it with initial information about the Company. Our sole officer and director, Edgar Ulises Rodriguez Velazquez, committed to providing financing of up to $200,000 under Loan Agreement, of which $13,230 has been provided to date. This agreement is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part.

Our financial statements from inception (November 11, 2024) through February 28, 2025, report that has realized no revenues to date and an accumulated deficit of $6,230. Our independent registered public accounting firm, Aloba Awomolo & Partners (AAP), has issued an audit opinion for Dankon Corporation (Exhibit 23.1), which includes a statement expressing a substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

We are an “emerging growth company” within the meaning of the federal securities laws.  For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO OUR COMMON STOCK - WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 15 of this prospectus.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have more than nominal operations.

We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company or an unidentified company or companies, or other entity or person.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The Company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director, Edgar Ulises Rodriguez Velazquez, will be devoting as much time as needed to provide management services to the Company. As far as we will increase the number of customers, our sole officer and director Edgar Ulises Rodriguez Velazquez will devote more time on Dankon Corporation As a result, our operations may be sporadic and occur at times, which are convenient to our sole officer and director Mr. Rodriguez.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	Dankon Corporation
Securities Being Offered: Shares outstanding prior to offering: Shares outstanding after offering:	4,000,000 shares of common stock. 3,500,000 restricted shares of common stock. 7,500,000 shares of common stock (assuming all the shares are sold).
Price Per Share:	$0.025
Duration of the Offering:	The shares will be offered for a period of three hundred and sixty (360) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (360 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds from selling 100% of shares: Gross Proceeds from selling 75% of shares: Gross Proceeds from selling 50% of shares: Gross Proceeds from selling 25% of shares:	$100,000 $75,000 $50,000 $25,000 Furthermore, if the Company does not sell any shares from this offering, it will not receive gross proceeds accordingly.
Market of the common stock:

There is no public market for our shares. Our common stock is not traded on any stock exchange or the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we plan to engage a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

RISK FACTORS

An investment in our common stock involves a number of significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Because our auditors have issued a going concern opinion, there is an uncertainty we will continue operations, in which case you could lose your investment.

In their report, our independent registered public accounting firm, ALOBA AWOMOLO & PARTNERS (AAP), stated that our financial statements as of and for the period ended February 28, 2025, were prepared assuming the company will continue as a going concern. This means that there is a doubt that we can continue as an ongoing business. For the period from inception (November 11, 2024) to February 28, 2025, we had no revenue. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. We incurred a net loss of $6,230 and hold a cash balance of $3,500. These matters raise substantial doubt about its ability to continue as a going concern. We plan to use the net proceeds from this offering to develop our business operations. To implement our plan of operations, we require a minimum funding of $15,000 for the next twelve months.

We have a limited history of operations and accordingly, there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on November 11, 2024, and, to date, have been involved primarily in organizational activities, including developing our innovative online platform. Accordingly, we have a limited track record of business operations, strategic decision-making by management, fundraising ability, and other relevant factors that would allow an investor to assess the likelihood of our success as a start-up company.

We are engaged in the business of providing a digital platform designed for a wide range of users — from businesses to individuals — enabling them to create and share personalized congratulations messages. As of our period ending February 28, 2025, we have not yet generated revenues. There is a substantial risk that we may not succeed in our business activities or, even if initially successful, may not generate consistent operating revenues or achieve profitability in the future.

We may require additional capital in the future, and our inability to obtain such financing on favorable terms or at all could impede our growth and negatively impact our business.

To support our growth initiatives, develop new features and services for our platform, and respond effectively to competitive pressures, we may need to seek additional capital in the future through equity or debt financing. However, there is no guarantee that we will be able to obtain such financing on terms that are favorable to us, or at all. Our ability to raise additional capital will depend on various factors, including our future financial performance, prevailing market conditions, investor sentiment, and the availability of capital.

If we are unable to secure additional funding when needed, or if the terms of such financing are unfavorable, it could significantly impede our ability to execute our growth strategy, develop new offerings, or effectively compete in the market.

Failure to establish and enforce adequate terms of service and acceptable use policies could expose us to legal liabilities, platform misuse, and reputational harm.

To govern the use of our platform and protect ourselves and our users, it is crucial that we establish clear and comprehensive terms of service and acceptable use policies. These policies will outline the rules and guidelines for user conduct, content creation, and interaction on our platform. However, there is a risk that the terms we implement may not be sufficiently robust or comprehensive to address all potential scenarios of misuse or inappropriate behavior.

Furthermore, even with well-defined policies in place, our ability to effectively enforce these terms and address violations in a timely manner is critical. Failure to consistently and effectively enforce our terms of service and acceptable use policies could lead to misuse of our platform for unintended or harmful purposes, potential legal liabilities arising from user activities, and damage to our reputation and brand image.

Because our sole officer and director, Edgar Ulises Rodriguez Velazquez, has other interests, he may not be able or willing to devote a sufficient amount of time to our business operations, which could affect revenue.

Edgar Ulises Rodriguez Velazquez, our sole officer and director, will devote as much time as needed to provide management services to the Company. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his time from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. In this case, the Company’s business development could be negatively impacted.

In addition, our sole officer and director lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our sole officer and director, Edgar Ulises Rodriguez Velazquez, has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment in our company.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

We depend entirely on Edgar Ulises Rodriguez Velazquez, our sole officer and director, for all of our operations. The loss of Mr. Rodriguez would have a substantial negative effect on our company and may cause our business to fail. Mr. Rodriguez has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Rodriguez’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on the sole officer and director. We do not anticipate entering employment agreements with him or acquiring key man insurance in the foreseeable future.

Since all of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director beneficially owns 100% of our outstanding common stock. The interests of our director may not be, at all times, the same as those of our other shareholders. Our officer and director is not simply a passive investor but is also the sole executive officer of the Company, and as such, his interests may, at times, be averse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Our ability to protect our intellectual property is important to our success, and our failure to do so adequately, or the costs associated with enforcing our rights, could adversely affect our business and competitive position.

Our success depends in part on the proprietary nature of our technology, including the algorithms, software, and design elements of the "Congratulations Generator" platform and API. While we currently rely on unregistered intellectual property rights, such as trade secrets and proprietary know-how, we have not yet registered any patents, trademarks, or copyrights. As we grow, we intend to pursue appropriate registrations and strengthen our intellectual property portfolio.

However, even with such efforts, these protections may not be sufficient to prevent unauthorized use or misappropriation of our technology. Third parties may attempt to copy, reverse engineer, or otherwise infringe on our proprietary platform. Detecting and addressing such infringements can be costly, time-consuming, and uncertain in outcome. In addition, legal protections vary by jurisdiction, and certain countries may not provide adequate safeguards. Our inability to secure or enforce intellectual property rights could erode our competitive advantage, facilitate imitation by competitors, and adversely impact our financial performance and future growth.

The rapidly evolving nature of our industry and technology could render our platform obsolete and negatively impact our ability to compete effectively.

The online platform and content creation technology markets are subject to rapid and continuous innovation, characterized by the emergence of new technologies, shifting user preferences, and the development of novel business models. In particular, the field of artificial intelligence (AI)—including generative AI, natural language processing, and machine learning—is advancing at a fast pace, which could significantly impact the competitive landscape and user expectations. Our future success depends significantly on our ability to anticipate these changes and to adapt our platform, features, and services in a timely and effective manner. This requires ongoing investment in research and development to enhance our existing offerings and introduce new capabilities that meet the evolving demands of the market.

Failure to accurately predict market shifts or to keep pace with technological advancements could have material adverse effects on our business. If we are unable to develop and implement new features and services that resonate with users, or if we fail to integrate or leverage emerging technologies effectively, our platform could become outdated and less competitive compared to those offered by our competitors. Such technological obsolescence could lead to decreased user adoption rates, increased user churn, and a significant decline in our market share, ultimately jeopardizing our ability to remain competitive and achieve our long-term strategic objectives.

Our future success depends on our ability to achieve and sustain significant user adoption and growth, and our failure to do so could adversely affect our business and financial results.

The long-term viability and growth of Dankon Corporation are directly correlated to our success in attracting and retaining a substantial user base, including both businesses and individual consumers. Achieving significant user adoption requires effective marketing strategies, compelling product positioning, and a value proposition that resonates with our target markets. There is a risk that our marketing efforts may not generate sufficient awareness or interest in our platform, or that potential users may not find our services sufficiently attractive to warrant adoption.

Even if we achieve initial user traction, our continued success depends on our ability to retain those users and encourage ongoing engagement with our platform. User retention can be negatively impacted by various factors, including the quality of the user experience, the perceived value of our services relative to alternatives, and our ability to continuously innovate and introduce compelling new features. If our user adoption rates are slower than anticipated or if we experience significant user churn, our revenue growth and overall financial performance could be materially and adversely affected, potentially hindering our ability to achieve profitability and long-term sustainability.

Our business is highly dependent on the reliability and functionality of our proprietary technology, and any failures or vulnerabilities could severely disrupt our operations and harm our reputation.

A critical element of our value proposition and the core of our service is our "Congratulations Generator" API, which relies on complex and proprietary technology to deliver personalized congratulatory messages. The continuous, accurate, and reliable operation of this technology is essential for the functionality of our platform and the satisfaction of our users. Any significant failures, errors, or vulnerabilities within our underlying algorithms, software code, or the infrastructure supporting our API could severely disrupt our services and negatively impact our business.

These technological issues could manifest in various forms, including the generation of inaccurate or irrelevant messages, instability of our platform, security breaches potentially exposing sensitive user data, or prolonged interruptions in service availability. Such disruptions could significantly impair our platform's functionality, lead to a negative user experience and a loss of user trust, and damage our brand reputation. Furthermore, the remediation of significant technological failures or vulnerabilities may require substantial time, financial resources, and engineering efforts, which could adversely affect our operating results and hinder our ability to attract and retain users.

The functionality of our platform is fundamentally dependent on reliable internet infrastructure and access by our users, and disruptions could negatively impact our business.

The operation and accessibility of our "Congratulations Generator" API and our entire online platform are intrinsically linked to the availability and reliability of internet infrastructure worldwide and within the specific regions where our users are located. Our users, whether businesses or individuals, require consistent and stable internet access to effectively utilize our services, generate congratulatory messages, and integrate our API into their operations. Any widespread or localized disruptions, outages, or degradation of internet service could directly impede their ability to access and use our platform, potentially leading to decreased usage.

Furthermore, the performance and speed of internet connections significantly impact the user experience on our platform. Slow or unreliable internet access can result in delays in loading times, errors in message generation, and an overall unsatisfactory experience for our users, potentially leading them to seek alternative solutions. Consequently, our business is susceptible to factors beyond our direct control, and any significant issues with internet infrastructure or user access could negatively affect user satisfaction, platform adoption, and ultimately, our business, revenue, and growth prospects.

Our platform's reliance on artificial intelligence and machine learning carries inherent risks that could negatively impact the quality and reliability of our services.

Our "Congratulations Generator" API employs complex artificial intelligence (AI) and machine learning (ML) algorithms to create personalized congratulatory messages. These technologies, while offering significant potential, are inherently complex and may produce unexpected or unintended results. The accuracy, relevance, and appropriateness of the content generated by our AI/ML algorithms depend on various factors, including the data used for training, the design of the algorithms themselves, and ongoing refinement processes.

Errors or limitations within these algorithms could lead to the generation of low-quality, irrelevant, or even biased content. Such issues could negatively impact the user experience, erode user trust in the accuracy and reliability of our platform, and damage our reputation.

Our revenue and operating results may be subject to seasonality and macroeconomic factors, which could lead to fluctuations in our financial performance.

The demand for our "Congratulations Generator" API and related services may experience seasonal variations throughout the year, driven by the timing of various holidays, celebrations, and other events that typically generate the need for congratulatory messages. For instance, we may observe increased usage during peak celebratory periods such as major holidays and graduation seasons, followed by periods of lower demand. These seasonal fluctuations could result in variability in our revenue and operating results on a quarterly or annual basis, making it challenging to predict future performance with precision.

In addition, our business may be susceptible to broader macroeconomic conditions and economic cycles. During periods of economic downturn or uncertainty, both businesses and individuals may reduce discretionary spending, which could include expenditures on services like ours that are not considered essential. A decrease in overall economic activity or a decline in consumer and business confidence could lead to reduced demand for our platform and services, negatively impacting our revenue growth and overall financial performance.

We face intense competition in a rapidly evolving market, which could negatively impact our market share, pricing, and profitability.

The market for online platforms and content creation tools is highly competitive and fragmented, with numerous established companies possessing significantly greater financial, technical, marketing, and brand resources than Dankon Corporation. These competitors often benefit from large existing user bases, extensive distribution networks, and strong brand recognition, creating substantial barriers to entry and market share growth for new entrants like us. Furthermore, the market is characterized by rapid technological advancements and the emergence of new, potentially disruptive technologies and business models, increasing the risk of competition from innovative new entrants.

This intense competition could exert significant downward pressure on our pricing strategies, requiring us to lower our prices to attract and retain users, which would negatively impact our revenue and gross margins. We may also face substantial challenges in acquiring and retaining users due to the greater marketing budgets and brand loyalty of our established competitors. Our failure to compete effectively in this dynamic market could result in a loss of market share, reduced revenue growth, decreased profitability, and ultimately, hinder our ability to achieve and sustain long-term success.

There is no assurance that we will be able to compete successfully against current or future competitors. The evolving nature of the market and the potential for new, well-capitalized entrants with superior technologies present a continuous threat to our market position and future prospects. Our inability to differentiate our platform and services effectively or to adapt to the changing competitive landscape could have a material adverse effect on our business, financial condition, and results of operations.

RISKS RELATING TO OUR COMMON STOCK

The offering price of our shares has been arbitrarily determined and may not reflect the actual value of your investment.

The offering price of the shares in this offering has been established arbitrarily by the Company and bears no direct relationship to our assets, book value, potential future earnings, or any other conventional valuation metrics. This offering price has not been determined based on independent appraisals or established market valuations for comparable companies. Consequently, the price you pay for our shares in this offering may be significantly higher than the underlying value of the Company at this time.

Investors should not rely on the offering price as an indication of the Company's actual value or future trading price. There is a risk that the market price of our common stock after this offering may decline significantly and may not be sustained at the offering price. You may not be able to resell your shares at or above the price you paid in this offering, and you could lose a significant portion or all of your investment. The arbitrary nature of the offering price increases the risk of investment loss.

The market price of our common stock may be volatile and subject to significant fluctuations, which could result in substantial losses for investors.

The market price of our common stock following this offering may be highly volatile and could be subject to significant fluctuations. These fluctuations may occur due to a wide range of factors, many of which are beyond our control. These factors include general market and economic conditions, encompassing overall investor sentiment and industry-specific trends; changes in our operating performance, financial results, or future outlook; significant sales or issuances of our common stock; and changes in accounting standards, regulatory requirements, or legal developments. These factors, many of which are beyond our control, may cause significant and rapid changes in the market price of our common stock that may be unrelated to our actual operating performance or underlying business fundamentals.

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9, which established the definition of a “penny stock.” The effective result is that fewer purchasers are qualified by their brokers to purchase our shares, and therefore, a less liquid market for our investors to sell their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934 and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

Because there are no minimum proceeds the Company can receive from its offering of 4,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 4,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

The lack of an established trading market for our securities could severely limit your ability to sell your shares and may result in you losing all or part of your investment.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Markets (OTCQB and OTCQX). The OTCQB and OTCQX are a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCQB and OTCQX are not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, to be eligible for quotation on the OTCQB and OTCQX, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB and OTCQX that become delinquent in their required filings will be removed following a 30 or 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale.

As of the date of this filing, there have been no discussions or understandings between neither the Company no anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

There is no assurance that the net proceeds from this offering will be used precisely as outlined in this prospectus, and the failure to effectively manage these funds could negatively impact our financial condition and stock price.

While we have outlined our intended uses for the net proceeds from this offering in the "Use of Proceeds" section of this prospectus, our plans are subject to change based on various factors, many of which are beyond our control. These factors may include unforeseen increases in certain operating costs, changes in market conditions, the emergence of unanticipated opportunities or challenges, or delays in our planned activities. Such circumstances could necessitate a reallocation of the net proceeds, potentially requiring us to reduce the funds allocated to certain planned uses to accommodate these unforeseen changes.

Furthermore, the ultimate success of our business and the returns generated from the use of the net proceeds will depend on the effectiveness of our management team's decisions and execution. There is no guarantee that our management will be able to deploy these funds efficiently or in a manner that yields favorable returns for our investors. The ineffective or inefficient use of the net proceeds from this offering could have a significant adverse effect on our financial condition, our ability to execute our business plan, and could consequently cause the price of our common stock to decline.

Becoming subject to public company reporting requirements will increase our operating expenses and could negatively impact our profitability.

Upon the completion of this offering, we intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. This will obligate us to file various reports with the Securities and Exchange Commission (SEC) on a regular basis, including annual and quarterly reports. The preparation and filing of these reports will require us to incur significant additional expenses, primarily related to audit fees charged by our independent registered public accounting firm and legal fees associated with the preparation and review of these filings.

These increased compliance costs will directly add to our operating expenses and could negatively affect our ability to achieve and maintain profitability. The financial resources we expend on meeting these reporting obligations will not be available for other purposes, such as investing in our technology, expanding our marketing efforts, or pursuing other growth initiatives. Consequently, the increased costs associated with being a public reporting company could have a material adverse effect on our financial condition and our ability to generate profits in the future.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward- looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

We intend to use the net proceeds we receive from this offering for working capital and other general corporate purposes. Our management will have broad discretion over the use of the net proceeds we receive from this offering. The amounts and timing of our expenditures will depend upon numerous factors, including cash flows from operations and the anticipated growth of our business.

Items Description	25% are sold	50% are sold	75% are sold	100% are sold
	Fee	Fee	Fee	Fee
Gross proceeds	$25,000	$50,000	$75,000	$100,000
Estimated S-1 Expenses	$15,000	$15,000	$15,000	$15,000
Net proceeds	$10,000	$35,000	$60,000	$85,000
Platform Development	$7,000	$22,000	$40,000	$60,000
Marketing & User Acquisition	$2,000	$8,000	$14,000	$14,000
Working Capital	$1,000	$5,000	$5,000	$10,000
Miscellaneous expenses	$-0-	$-0-	$1,000	$1,000

The figures presented for the use of proceeds are estimates. To ensure the completion of the registration process and address potential funding shortfalls, Mr. Rodriguez, our sole officer and director, has committed to providing personal loans to the Company. These loans would also be utilized if the net proceeds from this offering are insufficient to execute our business plan and maintain the requirements for quotation on the OTC Electronic Bulletin Board, should our common stock become eligible for trading there. Mr. Rodriguez will not receive any compensation or repayment from the proceeds of this offering for these loans, and there is no fixed repayment schedule at this time. This commitment underscores our dedication to completing the offering and pursuing our business objectives.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our shares. We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our shares. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of February 28, 2025 was $2,730 or approximately $0.001 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of February 28, 2025.

The following table sets forth as of February 28, 2025, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0,025 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0,025	$0,025	$0,025	$0,025
Proceeds	$25,000	$50,000	$75,000	$100,000
Expenses	$15,000	$15,000	$15,000	$15,000
The historical net tangible book value as of February 28, 2025	($2,730)	($2,730)	($2,730)	($2,730)
Post offering net tangible book value	$7,270	$32,270	$57,270	$82,270
Post offering net tangible book value per share	0,00	0,01	0,01	0,01
Pre-offering net tangible book value per share	0,00	0,00	0,00	0,00
Increase (Decrease) in net tangible book value per share after offering	0,00	0,01	0,01	0,01
Dilution per share	$0,02	$0,02	$0,02	$0,01
% dilution	93,54%	76,53%	64,76%	56,12%
Capital contribution by purchasers of shares	$25,000	$50,000	$75,000	$100,000
Capital Contribution by existing stockholders	$3,500	$3,500	$3,500	$3,500
Percentage capital contributions by purchasers of shares	87,72%	93,46%	95,54%	96,62%
Percentage capital contributions by existing stockholders	12,28%	6,54%	4,46%	3,38%
Gross offering proceeds	$25,000	$50,000	$75,000	$100,000
Anticipated net offering proceeds	$10,000	$35,000	$60,000	$85,000
Number of shares after offering held by public investors	1,000,000	2,000,000	3,000,000	4,000,000
Total shares issued and outstanding	4,500,000	5,500,000	6,500,000	7,500,000
Purchasers of shares percentage of ownership after offering	22,22%	36,36%	46,15%	53,33%
Existing stockholders’ percentage of ownership after offering	77,78%	63,64%	53,85%	46,67%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward- looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

• have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

• provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

• comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

• submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

• disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period.

We will remain an “emerging growth company” for up to five years, or until the earliest of

(i) the last day of the first fiscal year in which our total annual gross revenues exceed $1,235 billion,

(ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or

(iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

We are a development stage company and we have generated no revenue yet. Our business plan entails activities described in this section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include further development of our core product and investing funds towards marketing and user acquisition.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated no revenue to date.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations, but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise $100,000 from this offering we may need more funds for business operations, and we may have to revert to obtaining additional money.

The company's flexible approach is designed to adapt to different scenarios, ensuring a focused and scalable execution of its key activities.

If 25% of shares are sold, the operational plan will be executed by prioritizing critical elements. With approximately $10,000 in net proceeds, our primary focus will be on completing the core functionality of our online congratulations platform.

-	Platform Development (Estimated $7,000): The majority of these funds will be directed towards expanding our platform and the Congratulations Generator API by enhancing our core AI models.
-	Marketing & User Acquisition (Estimated $2,000): Initial marketing efforts will be limited and primarily focus on organic reach.
-	Working Capital (Estimated $1,000): This minimal working capital will cover essential operational costs such as basic hosting, critical software subscriptions, and initial administrative expenses.
-	Miscellaneous Expenses (Estimated $0): At this stage, we anticipate minimal miscellaneous expenses.

If 50% of shares are sold, the operational plan will undergo enhancements. The net proceeds of $35,000 will be utilized for:

-	Platform Development (Estimated $22,000): These funds will allow us to implement key secondary features and develop additional services that leverage advancements in generative AI technologies.
-	Marketing & User Acquisition (Estimated $8,000): We will implement a more structured digital marketing strategy, including basic search engine optimization (SEO).
-	Working Capital (Estimated $5,000): Increased working capital will allow for investment in more robust software tools and coverage of increased operational costs.
-	Miscellaneous Expenses (Estimated $0): We still anticipate minimal miscellaneous expenses at this stage.

If 75% of shares are sold, the focus will shift to strategic investments. The net proceeds of $60,000 will be used for:

-	Platform Development (Estimated $40,000): These funds will enable us to develop and integrate more advanced features, improve platform scalability, and potentially develop additional services from this sector, with new AI features.
-	Marketing & User Acquisition (Estimated $14,000): We will implement a broader marketing strategy, including content marketing initiatives and exploring potential partnerships.
-	Working Capital (Estimated $5,000): Working capital will support the increased operational demands and allow for potential part-time support staff.
-	Miscellaneous Expenses (Estimated $1,000): We anticipate some miscellaneous expenses related to increased operational activity.

If 100% of shares are sold, the emphasis will be on maximized growth. The net proceeds of $85,000 will be allocated as follows:

-	Platform Development (Estimated $60,000): These funds will allow us to complete the development of all planned initial features, and invest in future platform innovation.
-	Marketing & User Acquisition (Estimated $14,000): We will execute a comprehensive multi-channel marketing strategy to drive significant user acquisition and build brand awareness.
-	Working Capital (Estimated $10,000): Robust working capital will enable us to invest in necessary infrastructure and support rapid scaling.
-	Miscellaneous Expenses (Estimated $1,000): We anticipate ongoing miscellaneous expenses related to business development and operational scaling.

OFF-BALANCE SHEET ARRANGEMENTS

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

DESCRIPTION OF BUSINESS

Corporate History

The Company was incorporated as “Dankon Corporation” under the laws of the State of Wyoming on November 11, 2024. Dankon Corporation has only one officer and director who is Edgar Ulises Rodriguez Velazquez. Our core offering is an online service that transforms user-provided inputs into personalized, high-quality congratulatory messages for a wide range of occasions, including achievements, milestones, and special events. At this stage, a landing page has been developed to serve informational and presentation purposes. It allows potential users and interested parties to familiarize themselves with the product concept.

On February 28, 2025, the Company issued 3,500,000 shares of restricted common stock to Edgar Ulises Rodriguez Velazquez. The value of these shares is $3,500 based on the par value of $0.001 per share of common stock.

Company Overview

Dankon Corporation is an innovative online platform designed for a wide range of users, from businesses to individuals, ensuring that everyone can elevate their congratulations. Our cutting-edge technology empowers both consumers and enterprise clients to streamline their content creation processes, saving time, improving efficiency, and enhancing overall campaign performance. Our flagship offering, the "Congratulations Generator" API, leverages cutting-edge technology to craft personalized, thoughtful, and memorable congratulatory messages for a wide range of events and milestones. We plan to officially launch the Congratulations Generator platform in May 2025.

Target Audience

The website is designed to address the needs of a diverse clientele seeking to enhance and personalize their congratulatory communications. Our primary target audience comprises the following segments:

  Business professionals:

Individuals and organizations seeking to convey professional congratulations for promotions, achievements, and corporate milestones, boost brand loyalty. This includes corporate communications departments, human resources personnel, and executive assistants, and any business entity looking to enhance employee or client engagement through personalized messages.

  Event agencies:

Professionals responsible for orchestrating celebratory events, requiring customizable and impactful congratulatory messages for clients and attendees while fostering lasting relationships.

  Educational institutions:

Schools, colleges, and universities seeking to celebrate student achievements, faculty accomplishments, and institutional milestones. This encompasses admissions offices, alumni relations departments, and academic administrators.

  Social Media Enthusiasts and Influencers:

Individuals who utilize social media platforms for both personal and professional purposes. Our service helps influencers, content creators, and social media users elevate their content with heartfelt and engaging congratulatory messages, increasing audience engagement and fostering positive interactions.

  Individuals Celebrating Milestones:

Private individuals marking significant life events such as graduations, engagements, weddings, births, and personal achievements. Our service enables individuals to express their congratulations in a unique and heartfelt way, creating lasting memories for themselves and their loved ones.

  Developers and IT Companies:

Technology professionals and companies that can integrate our API into their own products, services, or platforms. This segment includes developers building communication tools, SaaS platforms, or customer engagement solutions who seek to add personalized congratulatory messaging functionality to enhance user experience and engagement.

Technology Overview

The "Congratulations Generator" platform is currently in development and is scheduled for official launch in May 2025. At the core of the platform is a robust Application Programming Interface (API) designed to dynamically generate personalized congratulatory messages. Once fully deployed, the API will leverage advanced natural language processing (NLP) algorithms to analyze user-provided input—such as event details, recipient information, and desired tone—to produce tailored and contextually relevant messages. The platform’s architecture is being built to support seamless integration with various digital environments, enabling users to embed the "Congratulations Generator" functionality into their existing workflows and applications. In the interim, a live landing page (https://dankon.co/) is available to provide potential users and partners with an overview of the service, its capabilities, and future features.

Website Functionality

Our website aims to provide a user-centric platform designed for efficient and personalized congratulatory message creation. Key functionalities include:

•	User-Friendly Interface:

The website will feature an intuitive and easily navigable interface, ensuring a seamless user experience for all visitors. This design prioritizes accessibility and ease of use, allowing users to quickly access and utilize the platform's features.

•	Personalization Tools:

Robust personalization tools empower users to tailor their congratulatory messages to specific recipients and occasions. These tools will allow for customization of tone, style, and content, enabling users to create unique and meaningful greetings.

•	Secure API Integration:

The website is designed to support secure and seamless integration with the "Congratulations Generator" API. This functionality enables developers and businesses to incorporate the platform's message generation capabilities into their own applications and workflows, expanding the reach and utility of the service.

Monetization and Pricing

The "Congratulations Generator" platform is expected to a tiered pricing model designed to accommodate a diverse range of user needs, from individual developers to high-volume enterprise clients. Monetization will be primarily achieved through the sale of API key access, granting users the ability to integrate the platform's message generation capabilities into their applications. This pricing structure is intended to be implemented shortly after the platform’s public launch in May 2025.

Access to the "Congratulations Generator" API will be provided through tiered tariff plans, each offering a specific number of API requests.

Tariff Plans:

Free: This plan provides 100 API requests, suitable for initial testing and low-volume usage.

Basic: Offers 10,000 API requests, catering to developers and small businesses with moderate integration needs.

Pro: For high-volume users, the Pro plan provides 100,000 API requests.

Let's Talk: For enterprise-level clients requiring more than 100,000 API requests, customized pricing plans are available through direct consultation.

Our pricing structure is designed to be scalable and flexible, ensuring that users can select a plan that aligns with their specific requirements and usage patterns.

Market Opportunity

The personalized messaging market is rapidly growing, driven by the increasing demand for unique, meaningful, and emotionally resonant communications. With consumers and businesses alike seeking ways to enhance their interactions, the need for personalized congratulatory messages is becoming more pronounced. The rise of digital communication, social media platforms, and events hosted online further amplifies the demand for services that allow users to express genuine sentiments in an authentic and creative way.

Market Size and Growth

The global personalized greetings market, which includes various forms of customized messages, cards, and digital greetings, is projected to reach $4,5 billion by 2031, growing at a 6,5% annual growth rate (CAGR) from 2024 to 2031 [1].This growth is driven by increasing consumer spending on personalized gifts, the shift toward digital platforms for communication, and the growing popularity of social media as a vehicle for personal and professional recognition.

Additionally, the expansion of event agencies, corporate gifting, and educational institutions creating personalized congratulatory content further contributes to the market’s potential. As more industries recognize the importance of personalized and heartfelt communication in building relationships and brand loyalty, the market for services like the "Congratulations Generator" is expected to expand significantly.

1 - Verified Market Research. "Personalized Greeting Cards Market." Verified Market Research, 2023, https://www.verifiedmarketresearch.com/product/personalized-greeting-cards-market.

Key Market Drivers

  Digital Transformation: As more people and businesses engage in digital communication, the need for tools that streamline and personalize interactions is increasing. Consumers are seeking ways to make their congratulations and greetings stand out amidst a sea of generic messages.
  Social Media Influence: Social media platforms are key drivers in the growth of personalized messaging. Users want to share unique and meaningful content that resonates with their followers, creating a demand for specialized tools to generate heartfelt and memorable messages.
  Corporate and Event Industry Demand: Event agencies and businesses are increasingly relying on personalized communications to engage clients, celebrate milestones, and strengthen relationships. From corporate congratulations to event-specific greetings, the demand for tailored messaging solutions is growing.
  Consumer Behavior: Today's consumers are more inclined to personalize their communication, whether for a birthday, graduation, or corporate milestone. They value thoughtfulness and originality in the messages they send, providing a strong market opportunity for services like the "Congratulations Generator."

Dankon Corporation is well-positioned to capitalize on this growing market opportunity by offering a solution that is scalable and customizable. By focusing on the core values of personalization, ease of integration, and affordability, we can capture a wide range of customers—from small businesses and event agencies to individual users and large corporations.

Competitive Advantages

Dankon Corporation differentiates itself in the market through a unique combination of technological sophistication, customer-centric pricing, and a strong emphasis on personalized communication. Our key competitive advantages include:

Cutting-Edge Technology: The "Congratulations Generator" API utilizes advanced natural language processing algorithms to create personalized and contextually relevant messages, positioning us as a leader in the space.

Affordable Pricing: We will offer flexible and affordable pricing plans that cater to various user levels, from individual developers to high-volume enterprise clients.

Tailored Solutions: Our platform will be designed to meet the needs of diverse client segments, including businesses, event agencies, educational institutions, and individuals, ensuring that each user can create customized, meaningful messages.

Personalized Communication: Our service prioritizes sincerity and thoughtfulness in every message, making our offerings stand out in a crowded market.

Commitment to Innovation: We remain dedicated to continuous improvement, constantly evolving our platform to meet the changing needs of our users and stay ahead of market trends.

Future Plans and Enhancements

We are committed to continuous innovation and expansion of our service offerings. In the near term, our primary focus is the development and deployment of the Congratulations Generator API, scheduled to launch in May 2025. Over the next 1–2 years, we plan to introduce a range of new features, including AI-powered personalized video congratulations, aimed at increasing user engagement and emotional resonance. This feature will allow users to generate customized video messages, further elevating the personalization and impact of their congratulations. In the following years, we intend to expand API functionality, enhance our core AI models, and develop additional services that leverage advancements in generative AI technologies. These may include new APIs, customized messaging solutions, and tools designed to meet specific client needs across various industries.

Our long-term strategy includes offering a broader selection of AI-driven communication tools, positioning the Congratulations Generator as a versatile and evolving platform capable of delivering tailored solutions at scale.

Competitors

One competitor in the personalized congratulations market is VidDay, which offers an AI-powered message generator and group video gift creation services.  Most of our competitors have greater financial resources than we do and will be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market service entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Regulation

Our operations are subject to a wide range of federal, state, and international laws and regulations governing online platforms, particularly those related to content generation, user data protection, and digital services. These regulations include privacy laws, data protection (including handling of minors' data), intellectual property rights, advertising, and marketing practices, as well as compliance with anti-corruption measures and industry-specific standards.

We are committed to ensuring full compliance with all relevant laws and regulations that apply to our industry. This includes adhering to privacy protection laws, ensuring the security of user data, and following all applicable guidelines for online content and service delivery. We place a strong emphasis on upholding the highest standards of ethics, user privacy, and data protection in all aspects of our business operations.

Given the evolving nature of online platforms and digital services, we acknowledge that the regulatory environment is constantly changing. New laws, updates to existing regulations, and shifts in how regulations are applied may impact our business. This includes potential amendments or new interpretations of current laws, as well as rulings from regulatory bodies and courts at the federal, state, or international level. These changes may arise rapidly or develop over time through judicial decisions or as new guidelines are issued by regulatory authorities.

As we continue to expand our business and introduce new features, services, or markets, we recognize the possibility of encountering additional regulatory requirements or restrictions. This could include limitations on operating in specific regions or the need to comply with additional laws based on our business activities. We are dedicated to staying informed of regulatory changes and adapting our practices to remain compliant with all legal obligations.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding entered into either voluntarily by the Company and involuntarily against the Company.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that any existing or probable government regulation on our business, including any applicable export or import regulation or control imposed by the United States, will have a material impact on the way we conduct our business.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus. Our sole officer and director, Edgar Ulises Rodriguez Velazquez, currently devotes as much time as needed to provide management services to company matters. After receiving funding, Mr. Rodriguez plans to devote as much time to the operation of the Company as he determines is necessary for him to manage the affairs of the Company. As our business and operations increase, we will assess the need for full-time management and administrative support personnel.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Edgar Ulises Rodriguez Velazquez, C. Fresno 29 Fracc. Norias de Sopeña 2 Seccion CP., 36112 Silao de la Victoria, Guanajuato, Mexico	33	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Edgar Ulises Rodriguez Velazquez has acted as our President, Treasurer, Secretary and Director since our incorporation on November 11, 2024. There was no arrangement or understanding between Edgar Ulises Rodriguez Velazquez and any other person(s) pursuant to which he was selected as a director of the company. For the past six years starting from 2016, Edgar Ulises Rodriguez Velazquez held positions at Conjunto Mexico, where he worked as software engineer and led the development of AI-powered content solutions. Mr. Rodriguez has developed expertise in artificial intelligence and machine learning through advanced coursework and practical application, including model design, training, and optimization. We believe that these skills will help our sole officer and director run the Company’s business. Mr. Rodriguez holds a degree in Management and International Business from Universidad Panamericana. He does not currently serve on any public company boards.

Mr. Rodriguez’s only occupation at the moment is managing the business processes of Dankon Corporation. There was no arrangement or understanding between Edgar Ulises Rodriguez Velazquez and any other person(s) pursuant to which he was selected as an officer of the company.

Edgar Ulises Rodriguez Velazquez owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Edgar Ulises Rodriguez Velazquez was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Edgar Ulises Rodriguez Velazquez, our president and director, will be devoting all his time needed for planning and organizing activities for Dankon Corporation.

During the past ten years, Edgar Ulises Rodriguez Velazquez has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Edgar Ulises Rodriguez Velazquez was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order,  judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Rodriguez's involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject  of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently  reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.	Any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act (15 U.S.C. 78c(a) (26))), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act (7 U.S.C. 1(a) (29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Significant Employees

We do not currently have any significant employees aside from Mr. Rodriguez.

Committees

We do not currently have an audit, compensation or nominating committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on November 11, 2024:

Summary Compensation Table

There are no current employment agreements between the Company and its officers.

Our sole officer and director currently devotes approximately forty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. There are no annuity, pension or retirement benefits proposed to be paid to the officer or Director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	TOTAL ($)
EDGAR ULISES RODRIGUEZ VELAZQUEZ DIRECTOR, PRESIDENT, SECRETARY AND TREASURER	2025	_	_	_	_

Director Compensation

There is no Director compensation as of February 28, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Edgar Ulises Rodriguez Velazquez is our sole officer, Director, control person and promoter and he shall receive no compensation for the placement of the offering.

On February 28, 2025, we offered and sold restricted 3,500,000 shares of common stock to Mr. Rodriguez, our Director, at a purchase price of $0.001 per share, for aggregate proceeds of $3,500.

Our officer and director agreed to loan the company funds in the form of $200,000 line of credit and he has advanced the company $13,230 for software development as of February 28, 2025. There will be $186,770 remaining from the existing line of credit to fund the operations. In the event the existing line of credit is used up, Mr. Rodriguez agreed to advance additional funds to the Company for working capitals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 28, 2025 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our Director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percentage
Common stock	Edgar Ulises Rodriguez Velazquez C. Fresno 29 Fracc. Norias de Sopeña 2 Seccion CP., 36112 Silao de la Victoria, GTO, Mexico	3,500,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of February 28, 2025, there were 3,500,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

In this prospectus, Dankon Corporation is registering 4,000,000 shares of our common stock for sale at the price of $0.025 per share. This is a self-underwritten offering. Edgar Ulises Rodriguez Velazquez will sell the shares directly to family members, friends, business associates and close acquaintances, with no commission or other remuneration payable to herself for any shares they may sell further. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our Board of Directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our President, Treasurer, Secretary and Director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. Our President, Treasurer, Secretary and Director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our President, Treasurer, Secretary and Director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4. Our President, Treasurer, Secretary and Director meets the requirements of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our President, Treasurer, Secretary and Director must restrict her participation to any one or more of the following activities:

•	Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our President, Treasurer, Secretary and Director;

•	Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

•	Performing ministerial and clerical work involved in effecting any transaction.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 360 days. The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

DESCRIPTION OF SECURITIES

The following is a description of the common stock we are registering, and certain material provisions of Wyoming Revised Statutes, our Articles of Incorporation, and our corporate bylaws. The following is only a summary and is qualified by applicable law, our Articles of Incorporation, and our corporate bylaws. Copies of our Articles of Incorporation and corporate bylaws are included as exhibits to the registration statement of which this prospectus is a part.

General

As of the date of this prospectus, our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.

Edgar Ulises Rodriguez Velazquez will offer our securities to their personal friends and family, as well as relatives. We will not utilize advertising or make a general solicitation for our offering, but rather, Mr. Rodriguez will personally and individually contact each investor. Mr. Rodriguez has no experience in selling securities to investors. The Directors will not purchase securities in this offering.

Common Stock

This section offers an overview of the material rights and restrictions associated with our common stock. Shareholders of our common stock currently have:

(i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company;

(ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company

(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto;

(iiii) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred stock

We do not have an authorized class of preferred stock.

Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Paesano Akkashian, PC.

EXPERTS

The audited financial statements as of February 28, 2025 included in this prospectus have been audited by Aloba Awomolo & Partners (AAP), an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Dankon Corporation.

DISCLOSURE OF COMMISSION POSITION

ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and corporate bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Wyoming Revised Statutes. In addition, and as permitted by Wyoming Revised Statutes, our Articles of Incorporation provide that no director will be liable to us or our shareholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our shareholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

-	any breach of his or her duty of loyalty to us or our shareholders;

-	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

-	the payment of an improper dividend or an improper repurchase of our stock in violation of Wyoming Revised Statutes or in violation of federal or state securities laws; or

-	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no information required to be disclosed under this Item.

WHERE YOU CAN FIND MORE INFORMATION

We are filing this Form S-1 registration statement with the SEC, including exhibits and schedules, under the Securities Act with respect to the Shares of Common Stock to be sold in this offering. This prospectus and any prospectus supplement which form a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.

Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We will file annual, quarterly and current reports and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the public reference room at the SEC’s headquarters at 100 F Street, NE Washington, DC 20549. You may request copies of these documents, for a copying fee, by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, are also available to you on the Internet website maintained by the SEC at http://www.sec.gov.

Dankon Corporation

Condensed Financial Statements as of February 28, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Dankon Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Dankon Corporation (the Company) as of February 28, 2025, and the related statements of income, stockholders’ equity, and cash flows for the period ended February 28, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2025, and the results of its operations and its cash flows for the period ended February 28, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred a net loss of $6,230 and holds a cash balance of $3,500. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Aloba, Awomolo & Partners – PCAOB ID #7275

We have served as the Company’s auditor since 2025.

Ibadan, Nigeria

April 8, 2025

Dankon Corporation

Condensed Balance Sheets

From November 11, 2024 (Inception) to February 28, 2025

ASSETS
Current Assets
Cash	$3,500
Total Current Assets	3,500

Other Assets
Intangible Assets	45,000
Total Other Assets	45,000
TOTAL ASSETS	$48,500

LIABILITIES AND STOCKHOLDERS` EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$38,000
Loan from Related Parties	13,230
Total Current Liabilities	51,230
Total Liabilities	$51,230
Stockholders` Equity (Deficit)
Common stock, $0.001 par value - authorized 75,000,000 shares at February 28, 2025 and issued 3,500,000 shares at February 28, 2025	3,500
Accumulated Deficit	(6,230)
Total Stockholders` Equity (Deficit)	$(2,730)
TOTAL LIABILITIES AND STOCKHOLDERS` EQUITY (DEFICIT)	$48,500

See accompanying notes, which are an integral part of these condensed financial statements

Dankon Corporation

Condensed Statements of Operations

For the period from November 11, 2024 (Inception) to February 28, 2025

From November 11, 2024 (Inception) to February 28, 2025
REVENUES	$-
OPERATING EXPENSES
General & Administrative Expenses	6,230
Amortization	-
TOTAL OPERATING EXPENSES	$6,230

INCOME (LOSS) FROM OPERATIONS	$(6,230)

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS)	$(6,230)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,500,000

See accompanying notes, which are an integral part of these condensed financial statements.

Dankon Corporation

Condensed Statement of Changes in Stockholders’ Equity (Deficit)

For the period from November 11, 2024 (Inception) to February 28, 2025

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount

Balance as at November 11, 2024 (Inception)	-	$-	$-	$-	$-
Net Loss	-	-	-	(6,230)	(6,230)
Common Shares Issued for Cash	3,500,000	3,500	-	-	3,500
Balance at January 31, 2024	3,500,000	$3,500	$-	$(6,230)	$(2,730)

See accompanying notes, which are an integral part of these condensed financial statements.

Dankon Corporation

Condensed Statements of Cash Flows

For the period from November 11, 2024 (Inception) to February 28, 2025

From November 11, 2024 (Inception) to February 28, 2025
OPERATING ACTIVITIES
Net Income (Loss)	$(6,230)
Adjustments to Reconcile Net loss
to Net Cash Used in Operating Activities:
Amortization	-
Changes in Operating Assets and Liabilities:
Accounts Payable	38,000
Net Cash Used in Operating Activities	$38,000

INVESTING ACTIVITIES
Intangible Assets	(45,000)
Net Cash Used in Investing Activities	$(45,000)

FINANCING ACTIVITIES
Proceeds from Loan from Related Parties	13,230
Proceeds from the Sale of Common Stock	3,500
Net Cash Provided by Financing Activities	$16,730

Net Cash Decrease for Period	$3,500

Cash at Beginning of Period	$-
Cash at End of Period	$3,500

SUPPLEMENTAL CASH FLOW INFORMATION
Cash payments for:
Interest	$-
Income taxes	$-

See accompanying notes, which are an integral part of these condensed financial statements.

Dankon Corporation

Notes to the Condensed Financial Statements

For the period from November 11, 2024 (Inception) to February 28, 2025

Note 1 – Nature of Business

Dankon Corporation (“the Company”) was incorporated under the laws of the State of Wyoming, U.S. on November 11, 2024 (Inception).

Dankon Corporation it is an online service designed to elevate the art of congratulatory messaging. It offers a powerful and intuitive service for crafting thoughtful, customized messages for any occasion, from birthdays and anniversaries to professional milestones and special celebrations. With its advanced features and user-friendly interface, Dankon ensures that every message is meaningful, impactful, and tailored to leave a lasting impression.

Note 2 – Going Concern

The condensed financial statements were prepared on a going concern basis that the Company will be able to settle its obligations and make use of its assets in the ordinary course of business in the near future. Dankon Corporation no generated of revenue and incurred a net loss of $6,230 from November 11, 2024 (Inception) to February 28, 2025 and further losses are anticipated in the development of its business. As a result, there is substantial doubt about the Company's ability to operate as a going concern.

The Company's capacity to operate as a going concern is reliant on its ability to generate profitable operations in the future and/or secure the required funding to meet its obligations and settle liabilities resulting from standard business operations when they become due. Management plans to finance operational expenses for the next twelve months by using available cash on hand, as well as loans from directors and/or a private offering of Common Stock.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a February 28 fiscal year-end.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts payable, and advances payable to sole officer and director. The carrying amounts of these financial instruments approximates fair value because of the short period of time between the origination of such instruments and their expected realization.

These tiers include:

-        Level 1: defined as observable inputs such as quoted prices in active markets;

-        Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

-        Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent that the funds are not being held for investment purposes. As of February 28, 2025 our cash balance was $3,500.

Intangible Assets

The Company recognizes and discloses certain intangible assets in its financial statements, in accordance with ASC Subtopic 350-40, Internal-Use Software-Computer Software Developed or Obtained for Internal Use, and ASC Subtopic 360-10. ASC 350-40-15-2A describes internal-use software as having both of the following characteristics:

a.               The software is acquired, internally developed, or modified solely to meet the entity’s internal needs.

b.              During the software’s development or modification, no substantive plan exists or is being developed to market the software externally.

ASC Subtopic 350-40 requires assets to be recorded at the cost to develop the asset and requires an intangible asset to be amortized over its useful life. Costs to renew or extent the term of an intangible asset is expensed as incurred.

As of February 28, 2025 we have accounted for capitalized expenses related to the development of our website, totaling $45,000. These costs are being amortized over a period of 5 years. We expect to recognize depreciation expense of $750 per month.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to FASB Accounting Standards Codification (“ASC”) 260, “Earnings Per Share”. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants. There were no potentially dilutive common shares outstanding for the periods presented.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 606, "Revenue from Contracts with Customers" ("ASC-606"). ASC 606 directs entities to recognize revenue when the promised goods or services are transferred to the customer. The amount of revenue recognized should equal the total consideration an entity expects to receive in return for the goods or services. The Financial Accounting Standards Board (FASB) created a five-step approach that entities should apply when determining the amount and timing of revenue recognition:

Step 1: Identify the contract with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company offers API keys that grant access to a limited number of API calls. Customers will be able to select a suitable pricing plan directly on our website and initiate contact with the Company. The Company's policy requires payment upon issuance of an invoice. Once payment is received, the API key will be delivered via email, typically on the same day. API access is provided in the form of a unique, non-transferable key, which may not be shared or reassigned to third parties. On occasion, the Company may provide the key prior to payment with an agreed upon payment date in the executed contract. Revenue is recognized by the Company ratably over the specified period of time that the customer is granted access to our software.

Foreign Currency

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management follows ASC 830, “Foreign Currency Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the Statement of Operations.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods presented.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements and does not believe any of these pronouncements will have a material impact on the Company.

Note 4 – Capital Stock

The Company has 75,000,000 common shares authorized with a par value of $0.001 per share.

During the period from November 11, 2024 (Inception) to February 28, 2025 the Company has issued 3,500,000 shares of common stock.

On February 28, 2025, the Company issued 3,500,000 shares of restricted common stock to Edgar Ulises Rodriguez Velazquez. The value of these shares is $3,500 based on the par value of $0.001 per share of common stock.

Note 5 – Related Party Transactions

To support the Company's financial needs, it may obtain advances from related parties until such time that it can sustain its operations or secure sufficient funding through the sale of its equity or traditional debt financing.

As of February 28, 2025, the CEO and sole director of the Company had advanced $13,230 under the original loan agreement dated November 11, 2024 for advances up to $200,000.

Note 6 – Commitments and Contingencies

Litigation

The Company was not subject to any legal proceedings.

Note 7 – Subsequent Events

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to February 28, 2025, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses that will be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$15
Accounting Fees and Expenses	$9,300
Legal Fees and Expenses	$2,000
Other Expenses	$500

Total Estimated Expenses	$11,815

Item 14. Indemnification of Directors and Officers

Wyoming Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify our director and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our director, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On February 28, 2025, the Company issued 3,500,000 shares of restricted common stock to Edgar Ulises Rodriguez Velazquez. The value of these shares is $3,500 based on the par value of $0.001 per share of common stock.

Dankon Corporation made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

Item 16. Exhibits

Exhibit No.	Exhibit Description
3.1	Articles of Incorporation of Dankon Corporation dated November 11, 2024
3.2	Bylaws dated November 12, 2024
5.1	Opinion of Counsel
10.1	Loan Agreement
23.1	Consent of Auditor
99.1	Subscription Agreement
107	Filing Fee Table

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)     That, for the purpose of determining any liability under the Securities Act of

 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wyoming, USA on April 30, 2025.

Dankon Corporation

By:	/s/	Edgar Ulises Rodriguez Velazquez
	Name:	Edgar Ulises Rodriguez Velazquez
	Title:	President

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Signature	Title	Date

/s/ Edgar Ulises Rodriguez Velazquez	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	April 30, 2025
Edgar Ulises Rodriguez Velazquez